Exhibit 10.15

Power of Attorney

This power of attorney is signed between the following parties on December 18, 2020 in Beijing:

Party A: Beijing Hologram Wimi Cloud Network Technology Co., Ltd.

Address: Zhixincun Building No.1, Floor 8, 805-17, Haidian District, Beijing

Party B:

ID No.:

In this power of attorney Party A and Party B are respectively referred to as “one party”, and together referred to as “both parties”.

Since

Party B has [   ]% shareholding of Beijing Wimi Cloud Software Co., Ltd. (“the company”) (“Party B’s shareholding”)

Now both parties reached the agreement as follows:

Regarding Party B’s shareholding, Party B hereby irrevocably entrust Party A to execute the following rights during the term of this Power of Attorney:

Party A is exclusively authorized as Party B’s sole representative with full authority to perform shareholder’s rights upon the equity interest Party B holds, including but not limited to: (i) the attendance of the shareholder’s meeting and the execution of relative Shareholder Resolution(s) of the company for and on behalf of Party B; (ii) the performance of all Party B’s shareholder rights and voting rights associated with the ownership of equity conferred by laws and Articles of Association of the company including but not limited to the rights of assigning, transferring, pledging or disposing of such equity interest partially or wholly; and (iii) the designations and appointments of Legal Representative, Chief Executive Director, Directors, Supervisors, General Manager and/or other Officer(s) of the company on Party B’s behalf; (iv) supervise the business performance of the company; (v) Check the company's financial information at any time; 6) initiate existing shareholder litigation or other legal actions against the directors or officers when the actions of such directors or officers of the company harm the interests of the company or its existing shareholders, and 7) approve the annual budget or declare dividends.

Without limiting the generality of the powers conferred by this Power of Attorney, Party A shall have the power and authorization under this Power of Attorney to sign the Contract of Assignment stipulated in the Exclusive Option Agreement on behalf of Party B (Party B shall be required as a party to the contract) and to fulfill the terms of the Equity Interests Pledge Agreement and Exclusive Option Agreement signed by Party B as a party to the agreement on the same day as this Power of Attorney.

All actions of Party A in connection with party B's shareholding shall be regarded as Party B's own actions, and all documents signed by Party A shall be deemed to be signed by Party B. Party A may act in accordance with its own will when making the above actions without advance approval from Party B and Party B hereby acknowledges and approves the actions and/or documents of Party A.

Party A shall have the discretion to transfer or assign to any other person or entity its rights in connection with the above matters without prior notice to or consent from Party B.

During the period when Party B is a shareholder of the company, this agreement and the authorization hereunder shall be irrevocable and shall remain in force from the date of signature of this agreement.

During the term of this agreement, Party B hereby waives all rights relating to Party B's shareholding that have been authorized to party A through this agreement and shall not exercise such rights on its own.

Party B hereby agrees that if Party B's shareholding in the company increases, whether or not through the increase of capital contribution, any of the increased shareholding Party B is subject to this agreement, Party A shall have the right to exercise the rights stipulated in this Power of Attorney on behalf of Party B for any increased shareholding; Similarly, if any person acquires shareholding in the company, whether through voluntary transfer, transfer under law, compulsory auction or any other means, the assignee's acquired company’s shareholding is still bound by this Power of Attorney, Party A still has the right to continue to exercise the rights provided for in this Power of Attorney with respect to such shareholding.

Party B further agrees and undertakes to Party A that if Party B receives any dividends, interest, any other form of capital allocation, surplus assets after liquidation, or income or consideration arising from the transfer of shareholding, Party B will, to the extent permitted by law, give all such dividends, interest, capital allocation, assets, income or consideration to Party A without demanding any compensation.

This Power of Attorney is construed under and subject to the jurisdiction of the Laws of PRC. In the event any disputes arising out of the interpretation and performance of this Power of Attorney, the Parties shall first resolve the dispute through friendly negotiation. If, within 30 days of the request of either party to the other party for a negotiated settlement of the dispute, the parties fail to agree on the settlement of the dispute, either party may refer the dispute to the China International Economic and Trade Arbitration Commission, which shall arbitrate it in accordance with its arbitration rules in force at that time. Arbitration shall take place in Beijing and the language used in the arbitration shall be Chinese. The arbitral award shall be final and binding on both parties.

The Parties shall amend this Agreement in the event of any modification of this agreement by the U.S. Securities and Exchange Commission or other regulatory bodies, or any changes in the listing rules or related requirements of the U.S. Securities and Exchange Commission relating to this Power of Attorney.

This agreement is written in Chinese, in two copies, each party holding one copy, and each of the copies have the same legal effect.

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This is the signature page of the Power of Attorney between Beijing Hologram Wimi Cloud Network Technology Co., Ltd. and .

Party A: Beijing Hologram Wimi Cloud Network Technology Co., Ltd.

Legal representative:

This is the signature page of the Power of Attorney between Beijing Hologram Wimi Cloud Network Technology Co., Ltd. and .

Party B:

Signature:

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